                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 31, 1997

                            CONTINUCARE CORPORATION
               --------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                    FLORIDA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

         0-21910                                           59-2716023
(COMMISSION FILE NUMBER)                       (IRS EMPLOYER IDENTIFICATION NO.)

CONTINUCARE CORPORATION
100 SOUTHEAST 2ND STREET, 36TH FLOOR
MIAMI, FLORIDA                                               33131
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                   (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 350-7515

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Effective October 31, 1997, Continucare Corporation, a Florida corporation (the "Registrant"), through a wholly-owned subsidiary, Continucare Physician Practice Management, Inc., acquired certain of the assets of DHG Enterprises, Inc. f/k/a Doctor's Health Group, Inc. and Doctor's Health Partnership, Inc., both Florida corporations (collectively referred to as "Doctors Health Group" or "DHG"). DHG is an office-based primary physician practice group formed in 1985 that operates through six owned clinics and one managed clinic. The aggregate purchase was $14.5 million, of which $1.5 million was paid in Common Stock of the Registrant. The purchase price was funded from a portion of the net proceeds from the sale of 8% Convertible Subordinated Notes Due 2002, sold on October 30, 1997.

         The foregoing summary is qualified in its entirety by a copy of the Agreement attached hereto as an exhibit.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
         (a)      Financial Statements of Business Acquired.

                  The financial statements of Doctors Health Group for the six-month period ended June 30, 1997 (unaudited) and for the years ended December 31, 1996 and 1995 (audited) are attached as Exhibit 7(a) and incorporated herein by reference.

         (b)      Proforma Financial Information.

                  The unaudited pro forma consolidated balance sheet of the Registrant as of June 30, 1997 and the unaudited pro forma consolidated statement of income for the year ended June 30, 1997, are attached as Exhibit 7(b) and are incorporated herein by reference.

         (c)      Exhibits

         2.1 Purchase Agreement, dated as of September 4, 1997, by and among Continucare Corporation, Continucare Physician Practice
                  Management, Inc., a wholly owned subsidiary of Continucare
                  Corporation, DHG Enterprises, Inc. f/k/a Doctor's Health
                  Group, Inc. and Doctor's Health Partnership, Inc., both
                  Florida corporations, and Claudio Alvarez and Yvonne Alvarez.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CONTINUCARE CORPORATION

Date:  November 13, 1997             By: /s/ Charles M. Fernandez
                                         --------------------------------------
                                         Charles M. Fernandez
                                         Chairman, Chief Executive Officer
                                           and President

                          ATTACHMENT AND EXHIBIT INDEX

ATTACHMENT                       DESCRIPTION

7(a) Financial Statements of DHG Enterprises, Inc. d/b/a Doctor's Health Group and Doctor's Health Partnership, Inc. for the six-month period ended June 30, 1997 (unaudited) and for the years ended December 31, 1996 and 1995 (audited)

7(b) Unaudited Pro Forma Consolidated Balance Sheet of Continucare Corporation as of June 30, 1997 and the unaudited Pro Forma Consolidated Statement of Income for the year ended June 30, 1997.


EXHIBIT                          DESCRIPTION

2.1 Purchase Agreement, dated as of September 4, 1997, by and among Continucare Corporation, Continucare Physician Practice Management, Inc., a wholly owned subsidiary of Continucare Corporation, DHG Enterprises, Inc. f/k/a Doctor's Health Group, Inc. and Doctor's Health Partnership, Inc., both Florida corporations, and Claudio Alvarez and Yvonne Alvarez.

                              DOCTORS HEALTH GROUP

                              FINANCIAL STATEMENTS

                             DHG ENTERPRISES, INC.
                          D/B/A DOCTOR'S HEALTH GROUP
                     AND DOCTOR'S HEALTH PARTNERSHIP, INC.

                             COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1997
                                  (UNAUDITED)

                                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $   990,352
  Foundation IBNR receivable................................    1,191,060
  Accounts receivable -- Foundation.........................      395,571
  Accounts receivable.......................................       54,914
  Prepaid expenses and other................................       59,435
                                                              -----------
          Total current assets..............................    2,691,332
  Medical Reserve Fund......................................      240,814
  Property and equipment, net...............................      298,286
  Security deposits.........................................       24,477
                                                              -----------
          Total assets......................................  $ 3,254,909
                                                              ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and other accrued expenses...............  $   132,938
  Accrued medical claims, including amounts incurred but not
     reported...............................................    1,306,684
  Current installments of long-term debt....................        8,669
                                                              -----------
     Total current liabilities..............................    1,448,291
DEFERRED INCOME TAXES.......................................       41,809
                                                              -----------
          Total liabilities.................................    1,490,100
                                                              -----------
STOCKHOLDERS' EQUITY:
  Capital stock.............................................          400
  Retained earnings.........................................    6,096,296
  Advances to stockholders..................................   (4,331,887)
                                                              -----------
          Total stockholders' equity........................    1,764,809
COMMITMENTS AND CONTINGENCIES (Notes 4, 7)
                                                              -----------

Total liabilities and stockholders' equity..................  $ 3,254,909
                                                              ===========

       See accompanying notes to unaudited combined financial statements.

               DHG ENTERPRISES, INC. D/B/A DOCTOR'S HEALTH GROUP
                     AND DOCTOR'S HEALTH PARTNERSHIP, INC.

                          COMBINED STATEMENT OF INCOME
                SIX-MONTH PERIOD ENDED JUNE 30, 1997 (UNAUDITED)

CAPITATION REVENUES.........................................  $8,045,685
                                                              ----------
MEDICAL EXPENSES:
  Physician services........................................     341,565
  Hospital and other medical services.......................   4,754,402
  Medical supplies..........................................      27,177
                                                              ----------
          Total medical expenses............................   5,123,144
                                                              ----------
GROSS PROFIT................................................   2,922,541
                                                              ----------
OPERATING EXPENSES:
  Salaries and related benefits.............................   1,089,239
  Operating and administrative fees.........................     554,758
  Depreciation and amortization.............................      59,500
                                                              ----------
          Total operating expenses..........................   1,703,497
                                                              ----------
OTHER INCOME................................................      10,238
                                                              ----------
NET INCOME..................................................  $1,229,282
                                                              ==========

       See accompanying notes to unaudited combined financial statements.

               DHG ENTERPRISES, INC. D/B/A DOCTOR'S HEALTH GROUP
                     AND DOCTOR'S HEALTH PARTNERSHIP, INC.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                SIX-MONTH PERIOD ENDED JUNE 30, 1997 (UNAUDITED)

                                                                                               TOTAL
                                                                RETAINED    ADVANCES TO    STOCKHOLDERS'
                                               CAPITAL STOCK    EARNINGS    STOCKHOLDERS      EQUITY
                                               -------------   ----------   ------------   -------------
BALANCE, DECEMBER 31, 1996...................      $400        $4,867,014   $(3,275,362)    $ 1,592,052
NET INCOME...................................                   1,229,282                     1,229,282
ADVANCES TO STOCKHOLDERS ....................                                (1,056,525)     (1,056,525)
                                                   ----        ----------   -----------     -----------
BALANCE, JUNE 30, 1997.......................      $400        $6,096,296   $(4,331,887)    $ 1,764,809
                                                   ====        ==========   ===========     ===========

       See accompanying notes to unaudited combined financial statements.

               DHG ENTERPRISES, INC. D/B/A DOCTOR'S HEALTH GROUP
                     AND DOCTOR'S HEALTH PARTNERSHIP, INC.

                        COMBINED STATEMENT OF CASH FLOWS
                SIX-MONTH PERIOD ENDED JUNE 30, 1997 (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $ 1,229,282
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization expense..................       59,500
     Gain on disposal of fixed assets.......................       (4,370)
     (Increase) decrease in assets:
       Foundation IBNR receivable...........................     (235,684)
       Accounts receivable -- Foundation....................      693,133
       Accounts receivable..................................       21,229
       Prepaid expenses and other assets....................      (34,904)
       Medical reserve fund.................................       (2,820)
     Increase (decrease) in liabilities:
       Accounts payable and other accrued expenses..........       11,573
       Accrued medical claims, including amounts incurred
        but not reported....................................      235,684
                                                              -----------
          Net cash flows provided by operating activities...    1,972,623
                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................      (35,884)
  Proceeds from disposal of fixed assets....................       14,943
                                                              -----------
          Net cash used in investing activities.............      (20,941)
                                                              -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances to stockholder...................................   (1,056,525)
  Principal reduction of long-term debt.....................      (16,677)
                                                              -----------
          Net cash used in financing activities.............   (1,073,202)
                                                              -----------
INCREASE IN CASH AND CASH EQUIVALENTS.......................      878,480
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............      111,872
                                                              -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $   990,352
                                                              -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest....................  $     1,069
                                                              -----------

       See accompanying notes to unaudited combined financial statements.

               DHG ENTERPRISES, INC. D/B/A DOCTOR'S HEALTH GROUP
                     AND DOCTOR'S HEALTH PARTNERSHIP, INC.

                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 1997

1.  ORGANIZATION AND OPERATIONS

     Organization -- The accompanying combined financial statements are comprised of the following entities, affiliated through common ownership and management: DHG Enterprises, Inc. d/b/a Doctor's Health Group ("DHG") and Doctors' Health Partnership, Inc. ("DHP") (collectively, the "Company").

     DHG was incorporated under the laws of the state of Florida on November 30, 1987 and is headquartered in Miami, Florida. DHG changed its name to DHG Enterprises, but is still d/b/a DHG. DHG owns and manages the DHG Northwest center ("Northwest"), DHG Cutler Ridge center ("Cutler Ridge"), DHG Hialeah center ("Hialeah"), DHG Douglas Center ("Douglas"), and the Flagler/Northwest center ("Flagler"). (Note: these centers are d/b/a Doctor's Medical Centers.)

     DHP was incorporated under the laws of the state of Florida on December 3, 1987. This company is a subprovider for members assigned to DHG. DHP contracts with seven physicians and a medical center managed by an unaffiliated company for capitated services.

     Nature of Operations -- The Company operates in the state of Florida, providing health care services subject to an affiliated provider agreement entered into with Foundation Health Services, Inc., formerly known as Care Florida, Inc. ("Foundation"), a health maintenance organization. For the six-month period ended June 30, 1997, substantially all of the Company's revenue was derived from the provider agreement with Foundation. DHG contracts with Dare to Care, Inc. ("DTC"), another entity affiliated through common ownership and management, which owns and manages the DHG Weschester Center. The DHG Weschester Center is d/b/a Primecare Medical Center. Health services are provided to Foundation members through DHG, DHP and DTC's primary care medical centers and its network of physicians and health care specialists.

     Affiliated Provider Agreements -- Effective July 1, 1995, DHG and DHP entered into provider agreements with Foundation which will continue until June 30, 2002 unless the Company fails to meet certain provisions of the agreements. Should the Company or Foundation fail to meet the provisions, either party gets 30-days' written notice to provide a program to correct any deficiency. Failure to correct the deficiency within the allowed time may result in termination of the agreement.

     Services to be provided by the Company's centers include medical and minor surgical services, including all procedures furnished in a physician's office such as X-rays, blood work, drugs, medical supplies and other incidentals. The Company is responsible for providing all such services and for directing and authorizing all other care, including emergency and inpatient care for Foundation members. The Company is financially responsible for all out-of-area care rendered to a member and to provide direct care as soon as the member is able to return to the designated medical center.

     Foundation has agreed to pay the Company monthly for services provided to members based upon a predetermined amount per member ("capitation") for primary care and other services not provided in a Hospital facility as defined by the contract. DHG shares equally in any profits or losses with Foundation. Foundation has also agreed to share equally with the Company in income or loss determined on a quarterly basis for services provided to members based upon a capitation for hospital-based services and other services defined by the contract.

     Foundation IBNR Receivable and Claims Reserve Funds -- Foundation withholds certain amounts each month from the Company's Part A and Part B funds in order to cover claims incurred but not reported or paid. The amount is used by Foundation to pay the Company's Part A and Part B claims. The amounts withheld by Foundation to cover incurred but not reported or paid claims varies by center based on the history of the respective center and is determined solely by Foundation.

               DHG ENTERPRISES, INC. D/B/A DOCTOR'S HEALTH GROUP
                     AND DOCTOR'S HEALTH PARTNERSHIP, INC.

        NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Accounts Receivable Foundation -- This amount includes DHG's share of net income for the quarters ended March 31 and June 30. In addition, Foundation withholds certain amounts, referred to as the "Medical Reserve Fund." The amount withheld is used to cover deficits for final settlement with DHG upon termination of the Foundation agreement.

     Independent Physician Contracts -- The Company has entered into contracts with various independent physicians to provide primary care, specialty and other referral services both on a prepaid and a negotiated fee-for-service basis. Prepaid physicians-service costs are based upon a fixed fee per member payable on a monthly basis. Such costs are presented in the accompanying unaudited combined statements of income as hospital and other medical services.

     Malpractice and Professional Liability Insurance -- The Company is uninsured with respect to medical malpractice risk. The Company has not identified any unasserted claims under its incident-reporting system as of June 30, 1997. No accrual for possible losses attributed to incidents that may have accrued but that have not been identified under the incident-reporting system have been made, because the amount, if any, is not reasonably estimable.

     Reinsurance -- The Company participates in Foundation's pooled reinsurance program. Under the terms of the program, the Company is reinsured for 80 percent of eligible claims which exceed a $30,000 deductible per member per calendar year. The per-member per month premium is $12.58 and $3.12 for each Medicare and commercial member, respectively. In the event that the pooled catastrophic fund is in a deficit at December 31, the deficit will be recovered through future premium adjustments.

     Membership -- Foundation members assigned to the Company's centers are comprised of approximately 2,030 Medicare members and 592 commercial members, respectively, at June 30, 1997.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Combination -- The accompanying combined financial statements include the accounts of all the companies listed in Note 1 which are related through common ownership and management. All significant intercompany balances and transactions have been eliminated in the accompanying unaudited combined financial statements.

     Revenue and Medical Cost Recognition -- Revenue from Foundation for primary care (Primary-Care Capitation) is recognized monthly on the basis of the number of members assigned to each center at the contractually agreed-upon rates. Revenue, as per Part A and Part B funds, is recorded quarterly. The Company receives quarterly payments from Foundation after all expenses are paid by Foundation on behalf of the Company, including estimated claims incurred but not reported, and claims-reserve-fund balances have been determined. In addition to Foundation payments, the Company receives copayments from commercial members for each office visit depending upon the specific plan and options selected. Services provided to non-Foundation members are on a fee-for-service basis as patients are seen. Medical services are recorded as expenses in the period in which they are incurred. Accrued medical claims are based on costs incurred for services rendered prior to or on the balance sheet date. Included are services incurred but not reported as of the balance sheet date based on a reasonable estimate of such costs.

     Property and Equipment -- Property and equipment are stated at cost. Depreciation on plant and equipment is calculated on the straight-line basis over the estimated useful lives of the assets. Depreciation on leasehold improvement is calculated on the straight-line basis over the lease term.

     Income Taxes -- DHG has elected S corporation status, which passes the tax effects of the corporations' operations directly to the stockholders. Therefore, no provision for income taxes has been recorded for this corporation.

               DHG ENTERPRISES, INC. D/B/A DOCTOR'S HEALTH GROUP
                     AND DOCTOR'S HEALTH PARTNERSHIP, INC.

        NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     DHP accounts for income taxes under the asset and liability method according to the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Change in Accounting Standards -- Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income will be implemented for the Company's 1998 fiscal year. This Statement establishes standards for the reporting and displaying of comprehensive income and its components (revenue, expenses, gains and losses) in a full set of financial statements.

     In addition, the Company will implement SFAS 131, Disclosures About Segments of an Enterprise and Related Information during the Company's 1998 fiscal year. This Statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate, and their major customers.

     These statements are not expected to have a material impact on the Company's financial position, operating results, or cash flows.

     Cash and Cash Equivalents -- Cash and cash equivalents consist of cash on deposit and money market funds with an initial term of less than three months.

     Fair Value of Financial Instruments -- The carrying amount of cash and cash equivalents, Foundation IBNR, accounts receivable -- Foundation, prepaid assets, accounts payable and other accrued expenses, accrued medical claims, and debt approximates fair value because of the short maturity of these instruments.

     Use of Estimates -- Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare the accompanying combined financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3.  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at June 30, 1997:

                                                                             ESTIMATED
                                                                            USEFUL LIVES
                                                                            ------------
Medical and office equipment................................  $  462,305     5-7 years
Leasehold improvements......................................     302,667       5 years
Automobiles.................................................     292,331       5 years
                                                              ----------
                                                               1,057,303
Less accumulated depreciation...............................    (759,017)
                                                              ----------
Property and equipment, net.................................  $  298,286
                                                              ==========

               DHG ENTERPRISES, INC. D/B/A DOCTOR'S HEALTH GROUP
                     AND DOCTOR'S HEALTH PARTNERSHIP, INC.

        NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4.  LEASES

     Future minimum lease payments required under noncancelable operating leases at June 30, 1997 for each of the five succeeding years and thereafter are as follows:

YEAR ENDING JUNE 30,
--------------------
     1998...................................................  $267,709
     1999...................................................   214,962
     2000...................................................   107,527
     2001...................................................    14,286
                                                              --------
               Total........................................  $604,484
                                                              ========

     Rental expense incurred under operating leases for the six-month period ended June 30, 1997 amounted to approximately $146,000. Included in rent expense for the six-month period ended June 30, 1997 is approximately $76,000 of payments made to an affiliated company for rent of the Company's corporate headquarters and certain centers.

5.  CAPITAL STOCK

     The shares' authorized, issued, stock par value, and additional paid-in capital for each of the combined companies as of June 30, 1997 is as follows:

                                                STOCK               PAR VALUE   STOCK TOTAL
                                              AUTHORIZED   ISSUED   PER STOCK    PAR VALUE
                                              ----------   ------   ---------   -----------
DHG.........................................    50,000     20,000      .01         $200
DHP.........................................    50,000     20,000      .01          200
                                                                                   ----
                                                                                   $400
                                                                                   ====

6.  RELATED PARTY TRANSACTIONS

     The Company paid management fees of $575,000 during the six-month period ended June 30, 1997 to a stockholder. Such fees are included in the unaudited combined statement of income as salaries expense.

     Advances to stockholders at June 30, 1997 amounted to $4,331,887. Such advances are a component of stockholders' equity and bear no interest.

     The Company paid rent to an affiliated company (see Note 4).

7.  COMMITMENTS AND CONTINGENCIES

     Governmental Regulation -- The Company's operations have been and may continue to be affected by various forms of governmental regulation and other actions. It is presently not possible to predict the likelihood of any such actions, the form which such actions may take, or the effect such actions may have on the Company.

     Distributions -- Florida statutes permit a corporation to make distributions to its stockholders, provided that after giving effect to the distribution, the value of the corporation's assets equals or exceeds the value of its liabilities and the corporation is able to pay its debts as they become due in the usual course of business. If any portion of the distributions were determined to have been not in accordance with the statutes, the directors of the corporation would be liable to pay the corporation the amount of such portion, and the directors in turn would be entitled to contributions from any stockholder who accepted the distribution knowing that it was not made in accordance with the statutes.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
DHG Enterprises, Inc.
d/b/a Doctor's Health Group;
Doctor's Health Partnership, Inc.; and
Managed Group Care, Inc. and subsidiary:

     We have audited the combined balance sheets of DHG Enterprises, Inc. d/b/a Doctor's Health Group; Doctor's Health Partnership, Inc.; and Managed Group Care, Inc. and subsidiary (collectively, the "Company") as of December 31, 1996 and 1995, and the related combined statements of income, stockholders' equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

KPMG PEAT MARWICK LLP
Miami, Florida
August 4, 1997

                             DHG ENTERPRISES, INC.
                          D/B/A DOCTOR'S HEALTH GROUP;
                     DOCTOR'S HEALTH PARTNERSHIP, INC.; AND
                            MANAGED GROUP CARE, INC.
                                 AND SUBSIDIARY

                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                 1996          1995
                                                              -----------   -----------
                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $    96,639   $   473,819
  Foundation IBNR receivable................................      955,376       838,665
  Accounts receivable -- Foundation.........................    1,088,703       984,937
  Accounts receivable.......................................       76,144        20,624
  Prepaid expenses and other................................       25,874        81,278
                                                              -----------   -----------
          Total current assets..............................    2,242,736     2,399,323
Medical Reserve Fund........................................      237,994       232,970
Property and equipment, net (Note 3)........................      350,023       437,242
Security deposits...........................................       24,477        31,418
                                                              -----------   -----------
          Total assets......................................  $ 2,855,230   $ 3,100,953
                                                              ===========   ===========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and other accrued expenses...............  $   124,209   $   193,311
  Accrued medical claims, including amounts incurred but not
     reported...............................................    1,071,000     1,050,000
  Current installments of long-term debt (Note 4)...........       21,201         7,702
                                                              -----------   -----------
          Total current liabilities.........................    1,216,410     1,251,013
Long-term debt, excluding current installments (Note 4).....       22,341        10,878
Deferred income taxes (Note 8)..............................       13,321        41,809
                                                              -----------   -----------
          Total liabilities.................................    1,252,072     1,303,700
                                                              -----------   -----------
STOCKHOLDERS' EQUITY (NOTES 6 AND 7):
  Capital stock.............................................          500           500
  Additional paid-in capital................................       40,000        40,000
  Retained earnings.........................................    4,838,020     4,431,868
  Advances to stockholders..................................   (3,275,362)   (2,675,115)
                                                              -----------   -----------
          Total stockholders' equity........................    1,603,158     1,797,253
Commitments and contingencies (Notes 5 and 9)
                                                              -----------   -----------
          Total liabilities and stockholders' equity........  $ 2,855,230   $ 3,100,953
                                                              ===========   ===========

            See accompanying notes to combined financial statements.

                             DHG ENTERPRISES, INC.
                          D/B/A DOCTOR'S HEALTH GROUP;
                     DOCTOR'S HEALTH PARTNERSHIP, INC.; AND
                            MANAGED GROUP CARE, INC.
                                 AND SUBSIDIARY

                         COMBINED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                 1996          1995
                                                              -----------   -----------
Revenue.....................................................  $14,906,569   $13,468,449
                                                              -----------   -----------
MEDICAL EXPENSES:
  Physician services........................................      701,768       717,101
  Hospital and other medical services.......................    8,449,267     8,194,701
  Medical supplies..........................................       67,342        68,501
                                                              -----------   -----------
          Total medical expenses............................    9,218,377     8,980,303
                                                              -----------   -----------
Gross profit................................................    5,688,192     4,488,146
                                                              -----------   -----------
OPERATING EXPENSES:
  Salaries and related benefits.............................    1,746,881     1,349,905
  Operating and administrative fees.........................    1,293,387     1,219,413
  Depreciation and amortization.............................      173,181       174,660
                                                              -----------   -----------
          Total operating expenses..........................    3,213,449     2,743,978
                                                              -----------   -----------
OTHER INCOME (EXPENSE):
  Interest income...........................................       10,726         6,398
  Interest expense..........................................         (793)         (191)
  Other.....................................................       14,817        36,634
                                                              -----------   -----------
Income before income tax benefit............................    2,499,493     1,787,009
Income tax benefit (Note 8).................................       28,488       121,841
                                                              -----------   -----------
          Net income........................................  $ 2,527,981   $ 1,908,850
                                                              ===========   ===========

            See accompanying notes to combined financial statements.

                             DHG ENTERPRISES, INC.
                          D/B/A DOCTOR'S HEALTH GROUP;
                     DOCTOR'S HEALTH PARTNERSHIP, INC.; AND
                            MANAGED GROUP CARE, INC.
                                 AND SUBSIDIARY

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                                      TOTAL
                                                     ADDITIONAL       RETAINED     ADVANCES TO    STOCKHOLDERS'
                                   CAPITAL STOCK   PAID-IN CAPITAL    EARNINGS     STOCKHOLDERS      EQUITY
                                   -------------   ---------------   -----------   ------------   -------------
                                     (NOTE 6)         (NOTE 6)                       (NOTE 7)
BALANCE, DECEMBER 31, 1994.......      $500            $40,000       $ 3,439,396   $(1,951,147)    $ 1,528,749
  Net income.....................        --                 --         1,908,850            --       1,908,850
  Dividend distributions
     (Note 9)....................        --                 --          (916,378)           --        (916,378)
  Advances to stockholders.......        --                 --                --      (723,968)       (723,968)
                                       ----            -------       -----------   -----------     -----------
BALANCE, DECEMBER 31, 1995.......       500             40,000         4,431,868    (2,675,115)      1,797,253
  Net income.....................        --                 --         2,527,981            --       2,527,981
  Dividend distributions
     (Note 9)....................        --                 --        (2,121,829)           --      (2,121,829)
  Advances to stockholders.......        --                 --                --      (600,247)       (600,247)
                                       ----            -------       -----------   -----------     -----------
BALANCE, DECEMBER 31, 1996.......      $500            $40,000       $ 4,838,020   $(3,275,362)    $ 1,603,158
                                       ====            =======       ===========   ===========     ===========

            See accompanying notes to combined financial statements.

                             DHG ENTERPRISES, INC.
                          D/B/A DOCTOR'S HEALTH GROUP;
                     DOCTOR'S HEALTH PARTNERSHIP, INC.; AND
                            MANAGED GROUP CARE, INC.
                                 AND SUBSIDIARY

                       COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                 1996          1995
                                                              -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $ 2,527,981   $ 1,908,850
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................      173,181       174,660
     Decrease in deferred income taxes......................      (28,488)     (121,841)
     (Increase) decrease in assets:
       Foundation IBNR receivable...........................     (116,711)      664,669
       Accounts receivable -- Foundation....................     (103,766)     (338,077)
       Accounts receivable..................................      (55,520)      (18,401)
       Prepaid expenses and other assets....................       55,404        (6,123)
       Security deposits....................................        6,941         3,060
       Medical reserve fund.................................       (5,024)           --
     Increase (decrease) in liabilities:
       Accounts payable and other accrued expenses..........      (69,102)      (13,235)
       Accrued medical claims, including amounts incurred
        but not reported....................................       21,000      (429,000)
                                                              -----------   -----------
          Net cash provided by operating activities.........    2,405,896     1,824,562
                                                              -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................      (85,962)      (85,074)
                                                              -----------   -----------
          Net cash used in investing activities.............      (85,962)      (85,074)
                                                              -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividend distributions....................................   (2,121,829)     (916,378)
  Advances to stockholder...................................     (600,247)     (723,968)
  Principal reduction of long-term debt.....................      (13,658)      (38,946)
  Proceeds from issuance of debt............................       38,620        17,061
                                                              -----------   -----------
          Net cash used in financing activities.............   (2,697,114)   (1,662,231)
                                                              -----------   -----------
(Decrease) increase in cash and cash equivalents............     (377,180)       77,257
Cash and cash equivalents at beginning of year..............      473,819       396,562
                                                              -----------   -----------
Cash and cash equivalents at end of year....................  $    96,639   $   473,819
                                                              ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest..................  $       793   $       607
                                                              ===========   ===========
  Income tax paid during the year...........................  $        --   $        --
                                                              ===========   ===========

            See accompanying notes to combined financial statements.

                             DHG ENTERPRISES, INC.
                          D/B/A DOCTOR'S HEALTH GROUP;
                     DOCTOR'S HEALTH PARTNERSHIP, INC.; AND
                            MANAGED GROUP CARE, INC.
                                 AND SUBSIDIARY

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

1.  ORGANIZATION AND OPERATIONS

  (a) Organization

     The accompanying combined financial statements are comprised of the following entities, affiliated through common ownership and management: DHG Enterprises, Inc. d/b/a Doctor's Health Group ("DHG"); Doctor's Health Partnership, Inc. ("DHP"); and Managed Group Care, Inc. and subsidiary ("MGC") (collectively, the "Company").

     DHG was incorporated under the laws of the state of Florida on November 30, 1987 and is headquartered in Miami, Florida. DHG changed its name to DHG Enterprises, but is still d/b/a DHG. DHG owns and manages the DHG Northwest center ("Northwest"), DHG Cutler Ridge center ("Cutler Ridge"), DHG Hialeah center ("Hialeah"), DHG Douglas center ("Douglas"), and the Flagler/Northwest center ("Flagler"). (Note: these centers are d/b/a Doctor's Medical Centers.)

     DHP was incorporated under the laws of the state of Florida on December 3, 1987. This company is a subprovider for members assigned to DHG. DHP contracts with seven physicians and a medical center managed by an unaffiliated company for capitated services.

     MGC was incorporated under the laws of the state of Florida on February 3, 1992. MGC owns 100 percent of Dare to Care, Inc. ("DTC"). This company became inactive January 1, 1995 and has remained dormant as of and for the period ended December 31, 1996.

     DTC was incorporated under the laws of the state of Florida on July 23, 1992. Although DTC's parent company, MGC, remains dormant, DTC owns and manages the DGC Westchester center ("Westchester"). The DHG Westchester center is d/b/a Primecare Medical Center.

  (b) Nature of Operations

     The Company operates in the state of Florida, providing health care services subject to an affiliated provider agreement entered into with Foundation Health Services, Inc., formerly known as CareFlorida, Inc., ("Foundation"), a health maintenance organization. For the years ended December 31, 1996 and 1995, substantially all of the Company's revenue is derived from the provider agreement with Foundation. Health services are provided to Foundation members through DHG, DHP and DTC's primary care medical centers and its network of physicians and health care specialists.

  (c) Affiliated Provider Agreements

     Effective July 1, 1995, DHG and DHP entered into provider agreements with Foundation which will continue until June 30, 2002 unless the Company fails to meet certain provisions of the agreements. Should the Company or Foundation fail to meet the provisions, either party gets 30-days' written notice to provide a program to correct any deficiency. Failure to correct the deficiency within the allowed time may result in termination of the agreement.

     Services to be provided by the Company's centers include medical and minor surgical services, including all procedures furnished in a physician's office such as X rays, blood work, drugs, medical supplies and other incidentals. The Company is responsible for providing all such services and for directing and authorizing all other care, including emergency and inpatient care for Foundation members. The Company is financially

                             DHG ENTERPRISES, INC.
                          D/B/A DOCTOR'S HEALTH GROUP;
                     DOCTOR'S HEALTH PARTNERSHIP, INC.; AND
                            MANAGED GROUP CARE, INC.
                                 AND SUBSIDIARY

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

responsible for all out-of-area care rendered to a member and to provide direct care as soon as the member is able to return to the designated medical center.

     Foundation has agreed to pay the Company monthly for services provided to members based upon a predetermined amount per member ("capitation") for primary care and other services not provided in a Hospital facility as defined by the contract. DHG shares equally in any profits or losses with the HMO. Foundation has also agreed to share equally with the Company in income or loss determined on a quarterly basis for services provided to members based upon a capitation for hospital-based services and other services defined by the contract.

  (d) Foundation IBNR Receivable and Claims Reserve Funds

     Foundation withholds certain amounts each month from the Company's Part A and Part B funds in order to cover claims incurred but not reported or paid. The amount is used by Foundation to pay the Company's Part A and Part B funds. The amounts withheld by Foundation to cover incurred-but-not-reported-or-paid claims varies by center based on the history of the respective center and is determined solely by Foundation.

  (e) Accounts Receivable -- Foundation

     Accounts receivable -- Foundation includes DHG's share of net income for the quarters ended September 30 and December 31 and the Primary-Care Capitation for the month of December. In addition, Foundation withholds certain amounts, referred to as the "Medical Reserve Fund." The amount withheld is used to cover deficits for final settlement with DHG upon termination of the Foundation agreement.

  (f) Independent Physician Contracts

     The Company has entered into contracts with various independent physicians to provide primary care, specialty and other referral services both on a prepaid and a negotiated fee-for-service basis. Prepaid physicians-service costs are based upon a fixed fee per member payable on a monthly basis. Such costs are presented in the accompanying combined statements of income as hospital and other medical services.

  (g) Malpractice and Professional Liability Insurance

     The Company is uninsured with respect to medical malpractice risk. At December 31, 1995, the Company has one asserted claim against it which was settled for $50,000. This amount is included in accounts payable and other accrued expenses as of December 31, 1995. The Company has not identified any unasserted claims under its incident-reporting system as of December 31, 1996. No accrual for possible losses attributed to incidents that may have accrued but that have not been identified under the incident-reporting system have been made, because the amount, if any, is not reasonably estimable.

  (h) Reinsurance

     The Company participates in Foundation's pooled reinsurance program. Under the terms of the program, the Company is reinsured for 80 percent of eligible claims which exceed a $30,000 deductible per member per calendar year. The per-member per month premium is $12.58 and $3.12 for each Medicare and commercial member, respectively. In the event that the pooled catastrophic fund is in a deficit at December 31, the deficit will be recovered through future premium adjustments.

                             DHG ENTERPRISES, INC.
                          D/B/A DOCTOR'S HEALTH GROUP;
                     DOCTOR'S HEALTH PARTNERSHIP, INC.; AND
                            MANAGED GROUP CARE, INC.
                                 AND SUBSIDIARY

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  (i) Membership

     Foundation members assigned to the Company's centers are comprised of approximately 2,221 and 2,220 Medicare members and 655 and 552 commercial members, respectively, at December 31, 1996 and 1995.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Principles of Combination

     The accompanying combined financial statements include the accounts of all the companies listed in note 1(a) which are related through common ownership and management. All significant intercompany balances and transactions have been eliminated in the accompanying combined financial statements.

  (b) Revenue and Medical Cost Recognition

     Revenue from Foundation for primary care (Primary-Care Capitation) is recognized monthly on the basis of the number of members assigned to each center at the contractually agreed-upon rates. Revenue, as per Part A and Part B funds, is recorded quarterly. The Company receives quarterly payments from Foundation after all expenses are paid by Foundation on behalf of the Company, including estimated claims incurred but not reported, and claims-reserve-fund balances have been determined. In addition to Foundation payments, the Company receives copayments from commercial members for each office visit depending upon the specific plan and options selected. Services provided to non-Foundation members are on a fee-for-service basis as patients are seen.

     Medical services are recorded as expenses in the period in which they are incurred. Accrued medical claims are based on costs incurred for services rendered prior to or on the balance sheet date. Included are services incurred but not reported as of the balance-sheet date based on actual costs reported subsequent to the balance-sheet date and a reasonable estimate of additional costs.

  (c) Property and Equipment

     Property and equipment are stated at cost. Depreciation on plant and equipment is calculated on the straight-line basis over the estimated useful lives of the assets. Depreciation on leasehold improvements is calculated on the straight-line basis over the lease term.

  (d) Income Taxes

     DHG and MGC have elected S corporation status, which passes the tax effects of the corporations' operations directly to the stockholders. Therefore, no provision for income taxes has been recorded for these corporations.

     The companies not electing S corporation status, DHP and DTC, account for income taxes under the asset and liability method according to the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or

                             DHG ENTERPRISES, INC.
                          D/B/A DOCTOR'S HEALTH GROUP;
                     DOCTOR'S HEALTH PARTNERSHIP, INC.; AND
                            MANAGED GROUP CARE, INC.
                                 AND SUBSIDIARY

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (e) Impairment of Long-Lived Assets

     The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on January 1, 1996. This Statement required that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events change in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows expected to be generated by the asset. If such an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair values less costs to sell. Adoption of this Statement did not have a material impact of the Company's financial position, results of operations, or liquidity at December 31, 1996.

  (f) Change in Accounting Standards

     Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" will be implemented for the Company's 1998 fiscal year. This Statement establishes standards for the reporting and displaying of comprehensive income and its components (revenue, expenses, gains and losses) in a full set of financial statements.

     In addition, the Company will implement SFAS 131, "Disclosures About Segments of an Enterprise and Related Information" during the Company's 1998 fiscal year. This Statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate, and their major customers.

     These statements are not expected to have a material impact on the Company's financial position, operating results, or cash flows.

  (g) Cash and Cash Equivalents

     Cash and cash equivalents consist of cash on deposit and money market funds with an initial term of less than three months.

  (h) Fair Value of Financial Instruments

     The carrying amount of cash and cash equivalents, Foundation IBNR, accounts receivable -- Foundation, prepaid assets, accounts payable and other accrued expenses, accrued medical claims, and debt approximates fair value because of the short maturity of these instruments.

  (i) Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare the accompanying

                             DHG ENTERPRISES, INC.
                          D/B/A DOCTOR'S HEALTH GROUP;
                     DOCTOR'S HEALTH PARTNERSHIP, INC.; AND
                            MANAGED GROUP CARE, INC.
                                 AND SUBSIDIARY

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

combined financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

  (j) Reclassifications

     Certain reclassifications have been made to the 1995 financial statements in order to conform to the 1996 presentation.

3.  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31, 1996 and 1995:

                                                                                ESTIMATED
                                                       1996         1995      USEFUL LIVES
                                                    ----------   ----------   -------------
Medical and office equipment......................  $  475,776   $  426,416     5-7 years
Leasehold improvements............................     322,158      322,158       5 years
Automobiles.......................................     356,595      326,393       5 years
                                                    ----------   ----------
                                                     1,154,529    1,074,967
Less accumulated depreciation.....................    (804,506)    (637,725)
                                                    ----------   ----------
Property and equipment, net.......................  $  350,023   $  437,242
                                                    ==========   ==========

4.  LONG-TERM DEBT

     Long-term debt at December 31, 1996 and 1995 consists of the following:

                                                               1996      1995
                                                              -------   -------
Installment note payable in monthly installments of $2,800
  including interest at 2%; due February 3, 1996; guaranteed
  by a stockholder..........................................  $    --   $ 2,791
Installment note payable in monthly installments of $549,
  including principal and interest of 9.7%; due October
  1998......................................................   10,550    15,789
Installment note payable in monthly installments of $1,126
  including principal and interest of 10.2%; secured by
  automobile; due February 1998.............................   14,796        --
Installment note payable in monthly installments of $409
  including principal and interest of 9.5%; secured by
  automobile; due July 2001.................................   18,196        --
                                                              -------   -------
          Total long-term debt..............................   43,542    18,580
Less current installments...................................   21,201     7,702
                                                              -------   -------
          Long-term debt, excluding current installments....  $22,341   $10,878
                                                              =======   =======

                             DHG ENTERPRISES, INC.
                          D/B/A DOCTOR'S HEALTH GROUP;
                     DOCTOR'S HEALTH PARTNERSHIP, INC.; AND
                            MANAGED GROUP CARE, INC.
                                 AND SUBSIDIARY

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Annual maturities of long-term debt as of December 31, 1996 for each of the five succeeding years and thereafter are as follows:

1997........................................................  $21,201
1998........................................................   11,125
1999........................................................    4,019
2000........................................................    4,419
2001........................................................    2,778
Thereafter..................................................       --
                                                              -------
          Total.............................................  $43,542
                                                              =======

5.  LEASES

     Future minimum lease payments required under noncancelable operating leases at December 31, 1996 for each of the five succeeding years and thereafter are as follows:

YEAR ENDING DECEMBER 31,
------------------------
1997........................................................  $319,552
1998........................................................   243,441
1999........................................................   186,482
2000........................................................    28,572
2001........................................................        --
Thereafter..................................................        --
                                                              --------
          Total minimum lease payments......................  $778,047
                                                              ========

     Rental expense incurred under operating leases for the years ended December 31, 1996 and 1995 amounted to approximately $385,000 and $311,000, respectively. Included in rent expense for the years ended December 31, 1996 and 1995, respectively, is approximately $162,000 and $151,000 for payments made to an affiliated company for rent of the Company's corporate headquarters and certain centers.

6.  CAPITAL STOCK

     The shares' authorized, issued, stock par value, and additional paid-in capital for each of the combined companies as of December 31, 1996 and 1995 is as follows:

                                                                                        ADDITIONAL
                                          STOCK               PAR VALUE   STOCK TOTAL    PAID-IN
                                        AUTHORIZED   ISSUED   PER STOCK    PAR VALUE     CAPITAL
                                        ----------   ------   ---------   -----------   ----------
DHG...................................    50,000     20,000     $ .01        $200        $    --
DHP...................................    50,000     20,000       .01         200             --
MGC...................................     7,500        100      1.00         100         40,000
                                                                             ----        -------
                                                                             $500        $40,000
                                                                             ====        =======

                             DHG ENTERPRISES, INC.
                          D/B/A DOCTOR'S HEALTH GROUP;
                     DOCTOR'S HEALTH PARTNERSHIP, INC.; AND
                            MANAGED GROUP CARE, INC.
                                 AND SUBSIDIARY

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7.  RELATED-PARTY TRANSACTIONS

     The Company paid management fees of $820,000 and $542,000 during the years ended December 31, 1996 and 1995, respectively, to a stockholder. Such fees are included in the combined statements of income as operating and administrative fees.

     Advances to stockholders at December 31, 1996 and 1995 amounted to $3,275,362 and $2,675,115, respectively. Such advances are a component of stockholders' equity and bear no interest.

     The Company paid rent to an affiliated company (see note 5).

8.  INCOME TAXES

     The components of income tax benefit for the years ended December 31, 1996 and 1995 for DHP and DTC, the entities for which no Subchapter S election is in effect, are as follows:

                                                                         1996
                                                             ----------------------------
                                                             CURRENT   DEFERRED    TOTAL
                                                             -------   --------   -------
U.S. federal...............................................   $ --     $24,324    $24,324
State and local............................................     --       4,164      4,164
                                                              ----     -------    -------
                                                              $ --     $28,488    $28,488
                                                              ====     =======    =======

                                                                       1995
                                                           -----------------------------
                                                           CURRENT   DEFERRED    TOTAL
                                                           -------   --------   --------
U.S. federal.............................................   $ --     $102,863   $102,863
State and local..........................................     --       18,978     18,978
                                                            ----     --------   --------
                                                            $ --     $121,841   $121,841
                                                            ====     ========   ========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities for DHP and DTC for the years ended December 31, 1996 and 1995, are presented as follows:

                                                                1996       1995
                                                              --------   --------
DEFERRED TAX ASSETS:
  Federal and state loss carryforward.......................  $172,453   $140,874
  Less valuation allowance..................................        --         --
                                                              --------   --------
          Net deferred tax assets...........................   172,453    140,874
                                                              --------   --------
DEFERRED TAX LIABILITIES:
  Differences arising from accrual to cash conversion for
     tax purposes...........................................   185,774    182,683
                                                              --------   --------
          Total gross deferred tax liabilities..............   185,774    182,683
                                                              --------   --------
          Net deferred tax liabilities......................  $ 13,321   $ 41,809
                                                              ========   ========

     The valuation allowance for deferred tax assets for the years ended December 31, 1996 and 1995 was zero. There was no change in the valuation allowance. Management considers it more likely than not that all deferred tax assets will be realized in the future.

                             DHG ENTERPRISES, INC.
                          D/B/A DOCTOR'S HEALTH GROUP;
                     DOCTOR'S HEALTH PARTNERSHIP, INC.; AND
                            MANAGED GROUP CARE, INC.
                                 AND SUBSIDIARY

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Income tax benefit differs from the amounts computed by applying the U.S. federal income tax rate of 34 percent to pretax income as a result of the following:

                                                                1996        1995
                                                              ---------   ---------
Computed "expected" tax expense.............................  $ 854,961   $ 659,134
Income tax receivable.......................................         --       8,000
Decrease due to entities having Subchapter S elections in
  effect....................................................   (883,449)   (788,975)
                                                              ---------   ---------
          Total tax benefit.................................  $ (28,488)  $(121,841)
                                                              =========   =========

9.  COMMITMENTS AND CONTINGENCIES

  (a) Governmental Regulation

     The Company's operations have been and may continue to be affected by various forms of governmental regulation and other actions. It is presently not possible to predict the likelihood of any such actions, the form which such actions may take, or the effect such actions may have on the Company.

  (b) Distributions

     During the years ended December 31, 1996 and 1995, the Company made distributions to stockholders. Florida statutes permit a corporation to make distributions to its stockholders, provided that after giving effect to the distribution, the value of the corporation's assets equals or exceeds the value of its liabilities and the corporation is able to pay its debts as they become due in the usual course of business. If any portion of the distributions were determined to have been not in accordance with the statutes, the directors of the corporation would be liable to pay the corporation the amount of such portion, and the directors in turn would be entitled to contributions from any stockholder who accepted the distribution knowing that it was not made in accordance with the statutes.

                                                                 Attachment 7(b)

                                 INTRODUCTION TO
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

GENERAL

The following unaudited pro forma consolidated balance sheet as of June 30, 1997 and the unaudited pro forma consolidated statement of income for the year ended June 30, 1997 include the Company's historical financial position and results of operations, adjusted to reflect the Acquisitions discussed as if all such events and transactions had occurred as of June 30, 1997 in the case of the consolidated balance sheet, and as of July 1, 1996 in the case of the consolidated statement of income.

The unaudited pro forma consolidated financial information has been prepared by the Company based, in part, on the audited financial statements of the businesses acquired as required under the Securities Exchange Act of 1934, adjusted where necessary, with respect to pre-acquisition periods, to the basis of accounting used in the Company's consolidated financial statements. These unaudited financial statements are not intended to be indicative of the results that would have occurred if the transactions had occurred on the dates indicated or which may be realized in the future.

ACQUISITIONS

On October 31, 1997, the Company acquired certain assets of Doctors Health Group, Inc. ("DHG") for an aggregate purchase price of approximately $14.5 million of which $13.0 million was paid in cash. The remainder of the purchase price was in Continucare common stock. The cash portion of the purchase price was funded from a portion of the proceeds of the sale of $46.0 million of Convertible Subordinated Notes in October 1997 (the "Notes").

This acquisition generated approximately $8.8 million of goodwill, which will be amortized over 20 years and $5.6 in intangible assets which will be amortized over a range of 4 to 28 years. There can be no assurance that this acquisition will be consummated or, if consummated, that it will be beneficial to the Company.

CONTINUCARE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 1997
--------------------------------------------------------------------------------

                                                               Historical
                                                   -------------------------------------
                                                                       Acquired Business
                                                   Continucare         -----------------        Acquisition              Pro
                                                   Corporation               DHG (1)            Adjustments              Forma
                                                   ------------           ------------          ------------          ------------

ASSETS

Current assets:
  Cash and cash equivalents                        $  6,989,580           $         --          $         --          $  6,989,580
  Accounts receivable, net                            2,829,426                     --                    --             2,829,426
  Prepaid expenses and other assets                     401,814                     --                    --               401,814
                                                   ------------           ------------          ------------          ------------
           Total current assets                      10,220,820                     --                    --            10,220,820

Other receivables                                     5,000,000                     --                    --             5,000,000
Property and equipment, net                           1,176,049                100,000                    --             1,276,049
Goodwill, net                                         1,452,557                     --             8,763,637(2)         10,216,194
Other intangible assets, net                            980,910                     --             5,636,363(2)          6,617,273
Other assets, net                                       515,274                     --                    --               515,274
Deferred tax asset, net                                 505,699                     --                    --               505,699
                                                   ------------           ------------          ------------          ------------
           Total assets                            $ 19,851,309           $    100,000          $ 14,400,000          $ 34,351,309
                                                   ============           ============          ============          ============


LIABILITIES AND SHAREHOLDERS' EQUITY


Current liabilities:
  Accounts payable                                 $    285,518           $         --          $         --          $    285,518
  Accrued expenses                                      924,018                     --                    --               924,018
  Accrued interest payable                               37,295                     --                    --                37,295
  Current portion of capital lease obligation            44,055                     --                    --                44,055
  Current portion of notes payable                      811,133                     --                    --               811,133
  Income and other taxes payable                        619,445                     --                    --               619,445
                                                   ------------           ------------          ------------          ------------
           Total current liabilities                  2,721,464                     --                    --             2,721,464

Notes payable                                         2,330,367                     --            13,000,000(3)         15,330,367
Other long-term debt                                    181,551                     --                    --               181,551
                                                   ------------           ------------          ------------          ------------
           Total liabilities                          5,233,382                     --            13,000,000            18,233,382
                                                   ------------           ------------          ------------          ------------
Commitments and contingencies
Shareholders' equity
     Common stock                                         1,089                     --                    24(4)              1,113
     Additional paid-in capital                      14,549,884                     --             1,499,976(4)         16,049,860
     Retained earnings                                2,351,284                     --                    --             2,351,284
     Treasury stock                                  (2,284,330)                    --                    --            (2,284,330)
                                                   ------------           ------------          ------------          ------------
           Total shareholders' equity                14,617,927                     --             1,500,000            16,117,927
                                                   ------------           ------------          ------------          ------------
Total liabilities and shareholders' equity         $ 19,851,309           $         --          $ 14,500,000          $ 34,351,309
                                                   ============           ============          ============          ============


The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                             CONTINUCARE CORPORATION
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1997

The acquisition adjustments reflected on the unaudited pro forma consolidated balance sheet are as follows:

1)   Represents the historical value of the assets acquired.

2) The aggregate purchase price has been allocated, on a preliminary basis, to the net assets acquired based on their estimated fair market value. The allocation of the purchase price is preliminary, while the Company continues to obtain the information to determine the fair value of the assets acquired and the liabilities assumed. Therefore, an uncertainty exists with respect to the effects of the amortization periods assigned as any adjustment could result in a change to estimated annual amortization expense.



     Total purchase price                                   $14,500,000
     Net tangible assets acquired                              (100,000)
     Identifiable intangible assets acquired                 (5,636,363)
                                                            -----------
     Goodwill                                               $ 8,763,637
                                                            ===========

     Goodwill will be amortized over 20 years.

     The preliminary allocation of the identifiable intangible assets acquired and the related amortization periods are as follows:

                                                                                     AMORTIZATION
                                                          ALLOCATED VALUE               PERIOD
                                                          ---------------            ------------
     Patient list                                           $3,981,000                     4
     Assembled workforce                                       248,000                    28
     Non-compete agreement                                      23,363                     7
     Internally developed software                              24,000                     7
     Trade name                                              1,360,000                    28
                                                            ----------
     Total identifiable intangible assets                   $5,636,363
                                                            ==========




3)   Cash paid of $13,000,000 was obtained from the issuance of the Notes.

4) Represents the elimination of the equity accounts of Maxicare and the issuance of stock to effect the purchase of DHG as follows:



     Common stock                                            $       24
     Additional paid-in capital                               1,499,976
     Retained earnings                                               --
                                                             ----------
     Goodwill                                                $1,500,000
                                                             ==========

CONTINUCARE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED JUNE 30, 1997
------------------------------------------------------------------------------

                                                                Historical
                                                    ------------------------------------
                                                     Continucare                               Acquisition            Pro
                                                     Corporation                DHG            Adjustments           Forma
                                                     ------------           ------------      ------------       ------------
 Revenues:
  Capitation revenues                                $         --           $ 15,466,087      $         --       $ 15,466,087
  Net patient service revenues                          1,041,793                     --                --          1,041,793
  Management fees                                      12,874,592                     --                --         12,874,592
                                                     ------------           ------------      ------------       ------------
Total revenues                                         13,916,385             15,466,087                --         29,382,472
                                                     ------------           ------------      ------------       ------------
Expenses:
  Physician, hospital and other                                --              9,552,748                --          9,552,748
  Payroll and employee benefits                         6,348,195              2,104,895          (955,000)(1)      7,498,090
  Provision for bad debt                                1,818,293                     --                --          1,818,293
  Professional fees                                     1,450,790                     --                --          1,450,790
  General and administrative                            1,176,516              1,310,617                --          2,487,133
  Depreciation and amortization                           208,936                134,456         1,497,627(2)       1,841,019
                                                     ------------           ------------      ------------       ------------
Total expenses                                         11,002,730             13,102,716           542,627         24,648,073
                                                     ------------           ------------      ------------       ------------
Income from operations                                  2,913,655              2,363,371          (542,627)         4,734,399
                                                     ------------           ------------      ------------       ------------
Other income (expense):
  Interest income, net                                    165,253                 16,564        (1,040,000)(3)       (858,183)
  Minority interest                                      (162,235)                    --                --           (162,235)
  Other                                                    (9,081)                22,738                --             13,657
                                                     ------------           ------------      ------------       ------------
Total other income (expense)                               (6,063)                39,302        (1,040,000)        (1,006,761)
                                                     ------------           ------------      ------------       ------------
Income (loss) before income taxes                       2,907,592              2,402,673        (1,582,627)         3,727,638
Provision for income taxes                              1,200,917                     --           308,583(4)       1,509,500
                                                     ------------           ------------      ------------       ------------
Net income (loss)                                    $  1,706,675           $  2,402,673      $ (1,891,210)      $  2,218,138
                                                     ============           ============      ============       ============

Weighted average shares of common
  stock outstanding                                    10,921,991                                                  11,162,761
                                                     ============                                                ============
Earnings (loss) per common share of common
  stock outstanding                                  $       0.16                                                $       0.20
                                                     ============                                                ============
Weighted average shares of common
  stock outstanding                                    10,875,785                                                  11,116,555
                                                     ============                                                ============
Earnings (loss) per common share and common
  equivalent share assuming full dilution            $       0.16                                                $       0.20
                                                     ============                                                ============


The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                             CONTINUCARE CORPORATION
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1997

The acquisition adjustments reflected on the unaudited pro forma consolidated statement of income are as follows:

1) Represents the elimination of management fees paid to a DHG shareholder of $1,055,000 offset by consulting fees of $100,000 to be paid to the same shareholder under a new consulting agreement.

2) Represents the amortization of goodwill and other intangible assets related to the acquisitions as follows:

     Goodwill                                          $  438,182
     Patient list                                         995,250
     Assembled workforce                                    8,857
     Non-compete agreement                                  3,338
     Internally developed software                          3,429
     Trade name                                            48,571
                                                       ----------
     Total                                             $1,497,627
                                                       ==========

3) Represents the net effect on interest income (expense) of the issuance of the Notes.

4) Represents the income tax effect of certain acquisition adjustments and of DHG's historical income before taxes (as DHG is a subchapter S corporation) at an assumed tax rate of 37.63%.